                   DISTRIBUTION AND INDEMNIFICATION AGREEMENT


         THIS DISTRIBUTION AND INDEMNIFICATION AGREEMENT (this "AGREEMENT") is made and entered into as of the ___ day of ____, _____, by and among PMC JOINT VENTURE, L.P. _________, a Delaware limited partnership (the "PARTNERSHIP"), PMC CAPITAL, INC., a Florida corporation ("PMC") and PMC COMMERCIAL TRUST, a Texas real estate investment trust ("PMCT").

                                    RECITALS:

A. Concurrently with the execution of this Agreement (i) the Partnership has entered into that certain Trust Indenture with _______________, an _____________, dated as of _____, _____ (the "INDENTURE"), pursuant to which the Partnership issued $_________ of its PMC Joint Venture, L.P. ______ Loan-Backed ___________ Notes (the "NOTES"), which are secured by, among other things, certain loans originated by and transferred to the Partnership by PMC and PMCT (the "LOANS"). All capitalized terms not other wise defined herein shall have the same meanings as ascribed to them in the Indenture;

B. PMC Joint Venture ____________, a Delaware limited liability company the ("GENERAL PARTNER") is the general partner of the Partnership. Based solely upon the outstanding principal balance of the Loans that PMC transferred to the Partnership, PMC owns a _____________________ percent (____%) equity ownership interest in the General Partner and a ___________________ (___%) limited partner interest in the Partnership. Based solely upon the outstanding principal balance of the Loans that PMCT transferred to the Partnership, PMCT owns a _____________________ percent (____%) equity ownership interest in the General Partner and a ___________________ (___%) limited partner interest in the Partnership;

C. PMC, PMCT and the Partnership have entered into the transactions contemplated by the Indenture pursuant to an Exemptive Order granted to the parties by the Securities and Exchange Commission dated effective November 21, 2000 (the "EXEMPTIVE ORDER");

D. The Exemptive Order requires that PMC and PMCT comply with certain conditions in connection with any such joint securitization transaction to assure that the consideration to be received by PMC is fair and reasonable and would not involve overreaching of PMC or its shareholders on the part of any person concerned; and

E. To comply with these conditions and to further induce PMC and PMCT to enter into the joint securitization transaction, the parties hereto have agreed to certain distribution allocations and indemnities as set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing recitals and the promises, mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


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         1. Distributions. The relative ownership interests of PMC and PMCT in the Partnership and the General Partner and the initial amount of net proceeds that each one received in respect of the Loans that it transferred to the Partnership was based on the aggregate outstanding principal balance of the Loans each party transferred to the Partnership, without regard to the different interest rates on such Loans. Partnership distributions will continue to be made pursuant to the relative partnership interests of PMC and PMCT; provided, however, pursuant to the conditions set forth in the Exemptive Order, and to ensure that each of PMC and PMCT benefits from the value of the Loans it transferred to the Partnership, notwithstanding anything to the contrary contained in the Partnership's Agreement of Limited Partnership (the "PARTNERSHIP AGREEMENT"), the parties hereto hereby agree that all subsequent distributions to be made to PMC and PMCT will be allocated proportionately (after giving effect to any allocation adjustments that are necessary to proportionately allocate the distributions during any period when the amount on deposit in the Spread Account is less than the Specified Spread Account Requirement) between PMC and PMCT based upon the relationship that the amount of the funds then available for distribution to PMC and PMCT that is attributable to the Loans (including interest earned thereon) that were transferred to the Partnership by each such party bears to the total amount of funds then available for distribution to PMC and PMCT pursuant to the terms of the Indenture. In the event that on any distribution date, either PMC or PMCT does not receive the full amount of the distribution to which it would otherwise be entitled to receive as a result of the non-performance or losses caused by or attributable to the Loans transferred to the Partnership by the other party, the party whose Loans caused PMC or PMCT, as the case may be, not to receive its full distribution amount shall promptly reimburse the other party in the full amount of the deficiency.

         2. Mutual Indemnification. Each of PMC and PMCT hereby covenants and agrees, at its sole cost and expense, to indemnify, protect, hold harmless and defend the other from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, fines, actions, causes of action, judgments, suits, proceedings, costs, disbursements and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively "LOSSES"), which may at any time be imposed upon, incurred, or suffered by, or asserted or awarded against, PMC or PMCT, as the case may be, and directly or indirectly relating to or arising from (i) a default by such party under the Indenture or the other Transaction Documents (as defined in the Indenture) after the date hereof, and (ii) any Loss suffered by the other party including, without limitation, a Loss to the value of the other party's residual interest in the Loans it transferred to the Partnership or any Loss resulting from an increase in the reserve requirements under the Indenture occurring as a result of the non-performance of the Loans transferred to the Partnership by such party. The amount of any such indemnification to be paid or received by PMC or PMCT, as the case may be, pursuant to this Paragraph 2 must be approved by such person's board of directors or board of trust managers, as the case may be.

         3. Compliance with Exemptive Order. Subject to all applicable laws (including, without limitation, all fiduciary duties), each of PMCT and PMC hereby agrees that, at any time and from time to time after the date hereof, it shall, and without further consideration, perform such other and further acts, and execute, acknowledge and deliver, or cause to be acknowledged and delivered, such further instruments, documents and assurances as may reasonably be necessary for the purpose of complying with the Exemptive Order and the applicable requirements of the Securities and Exchange Commission.



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4. Miscellaneous.

         (a) The covenants, agreements, indemnities, terms and conditions contained in this Agreement shall extend to and be binding upon the parties hereto, their respective successors and assigns, and shall inure to the benefit of, and may be enforced by the parties hereto, or any of them, and their respective successors and assigns. The reimbursement and indemnification provisions contained herein shall survive the repayment of the Notes.

         (b) Each of PMC and PMCT represents and warrants to the other that it has the full right, power and authority to enter into and perform its obligations under this Agreement, all without the consent or approval of any natural person, trust, corporation, partnership, joint venture, limited liability company or other entity.

         (c) No provision of this Agreement may be changed, waived, discharged or terminated by any means other than an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought.

         (d) Every provision of this Agreement is intended to be severable. If any provision hereof or the application of any provision hereof to any party or circumstance is declared to be illegal, invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such invalidity shall not affect the balance of the terms and provisions hereof or the application of the provision in question to any other party or circumstance, all of which shall continue in full force and effect.

         (e) The indemnifying party shall reimburse the indemnified party for all reasonable attorneys fees and expenses incurred in connection with the enforcement of the indemnified party's rights under this Agreement, including those incurred in any case, action, proceed or claim under the Federal Bankruptcy Code or any successor statute.

         (f) No failure or delay on the part of the indemnified party to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof.

         (g) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS IN EXISTENCE AT THE TIME OF THE EXECUTION OF THIS AGREEMENT, OR AS THEREAFTER MODIFIED, AMENDED OR RECODIFIED.

         (h) Time is of the essence as to all of the obligations of an indemnitor under this Agreement.

         (i) PMC represents and warrants that it will directly or indirectly benefit from the transactions contemplated by the Indenture, and that its entering into this Agreement is in its best interest. PMCT represents and warrants that it will directly or indirectly benefit from the transactions contemplated by the Indenture, and that its entering into this Agreement is in its best interest.


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         (j) The Partnership is a party to this Agreement solely to the extent necessary to further define the rights of PMC and PMCT to receive distributions from the Partnership. This Agreement does not and is not intended to create any additional liabilities or obligations in respect of the Partnership.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.

                                       THE PARTNERSHIP:

                                       PMC JOINT VENTURE, L.P. _______,
                                       a Delaware limited partnership

                                       By:  PMC Joint Venture LLC _______,
                                            a Delaware limited liability company
                                       Its: General Partner


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       PMC:

                                       PMC CAPITAL, INC.,
                                       a Florida corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       PMCT:

                                       PMC COMMERCIAL TRUST,
                                       a Texas real estate investment trust


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



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